EXHIBIT 99.1

Predictive Oncology Reports Year End 2020 Financial Results, Provides Business Update

MINNEAPOLIS, March 15, 2021 (GLOBE NEWSWIRE) -- Predictive Oncology (NASDAQ: POAI) – Predictive Oncology (Nasdaq: POAI), a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, today reported financial results for the year ended December 31, 2020 and provided an update on business activities.

2020 Highlights:

  Reinforced balance sheet with net debt and equity offerings for estimated net proceeds of $12,952,689.
  Completed an asset purchase agreement to acquire Soluble Therapeutics and its HSC™ Technology along with BioDtech Inc; Soluble Biotech moves into new office/lab space tripling capacity.
  Completed the asset purchase of Quantitative Medicine (“QM”), a biomedical analytics and computational biology company, including an AI Engine™ (CoRE™) that facilitates accelerated drug discovery and development.
  Signed first contract with a pharmaceutical company for protein expression and solubility studies.
  Exchanged $2.1M of debt for equity, streamlining capital structure and simplifying balance sheet. Sold 25 STREAMWAY® systems, including eight to a large university hospital organization in Virginia; Predictive’s legacy company Skyline Medical became self-supporting from a cash standpoint.
  Secured first commercial sale of novel ovarian cancer cell media for cancer cells collected from patient derived samples through TumorGenesis division.
  Strengthened Board of Directors with appointment of four new independent directors.

“We are pleased that this past year has resulted in so many significant milestones,” said Dr. Carl Schwartz, Chief Financial Officer of Predictive Oncology. “This includes reinforcing our balance sheet through strategic equity offerings and various cost-saving measures, significant corporate acquisitions allowing the Company to augment its revenue-producing business segments and bringing even more experience to our Board of Directors in the form of 4 key industry experts.

“In M&A activity, the Company acquired the assets of Soluble Therapeutics and BioDtech in May of 2020. Specifically, Soluble provides optimized FDA-approved formulations for vaccines, antibodies, and other protein therapeutics in a faster and lower cost basis to its customers and enables protein degradation studies which is a new and substantial line of business for the Company. As the newest business segment, Soluble signed its first contract during the third quarter of 2020, and additional contracts during the first quarter of 2021. Several of our clients have seen ten-fold and hundred-fold increases in their protein’s solubility while maintaining physical stability. For biopharmaceutical clients this means faster development times and quicker progression of molecules into the clinic.

“Our legacy company, Skyline Medical, our second business segment, operated with reduced personal and associated operating costs in 2020, in part aided by the Company lowering the number of full-time employees, thus becoming self-sustaining from an operation cash perspective. By streamlining our production, the Company maximized efficiency attaining similar revenue to 2019. Throughout the year we continued to receive indications of interest from several parties for the possible acquisition of the Skyline division, as well as other partnership initiatives,” continued Dr. Schwartz.

“Finally, our Helomics division’s mission is to improve clinical outcomes for patients by partnering with pharmaceutical, diagnostic, and academic organizations to bring innovative clinical products and technologies to the marketplace. This also includes applying our unique technology applications in our Contract Research Organization (“CRO”) business and other new business areas, to which we have already committed significant capital and management resources and intend to continue to do so. Going forward, we have determined that we will focus our resources on the Helomics segment and our primary mission of applying Artificial Intelligence and machine learning to precision medicine and drug discovery.

Dr. Schwartz concluded “We welcomed new Board Members Dr. Daniel Handley, Dr. Nancy Chung-Welch, Mr. Chuck Nuzum, and Mr. Gregory S. St. Clair to the Predictive Oncology family this year. Management remains committed to lowering costs and maintaining an efficient operation, as we continue to make strategic measures to become a profitable leader in the personalized medicine and drug discovery industry.”

Fiscal Year 2020 Financial results

The Company recorded revenue of $1,252,272 in 2020, compared to $1,411,565 in 2019. Skyline division was responsible for the majority of the revenue, with Helomics generating $64,188 and $48,447 in revenue in the years ended December 31, 2020 and 2019, respectively. We sold 25 STREAMWAY System units in 2020 and 41 STREAMWAY System units in 2019.

The gross profit margin was 64% in 2020, a 2% increase over 2019. Our margins increased in 2020 primarily due to increased cost of sales related to sales in the Skyline Medical business in 2020 as a result of lower number of units, average cost increased slightly. Operations expense decreased by $608,422 to $2,351,709 in 2020 compared to $2,960,131 in 2019. The decrease in operations expense in 2020 was primarily due to lower payroll costs and employee stock option vesting expenses, offset by increased costs associated with cloud computing.

Sales and marketing expenses decreased as well, dropping $1,327,962 to $584,937 in 2020 compared to $1,912,899 in 2019. Such expenses related almost exclusively to the Skyline Medical business. The decrease in 2020 was a direct result of the strategic decision focus on the precision medicine business and reduce the emphasis on expenditures in the Skyline Medical business.

Net cash used in operating activities was $12,257,732 in 2020, compared with net cash used of $8,732,451 in 2019. Cash used in operating activities increased in 2020 primarily because of the increased outflows related to payments on accounts payables and payments for accrued expenses, inventories, and prepaid expenses. Cash flows used in investing activities were $167,456 in 2020 and $599,087 in 2019. Cash flows used in investing activities in 2020 were primarily purchases of fixed assets, offset by disposals of fixed assets.

We incurred a loss on impairment of goodwill of $12,876,498 during 2020. We incurred impairments charges of $8,100,000 and $770,250 on goodwill and intangibles, respectively, during 2019.

COVID-19 has impacted the Company’s capital and financial resources, including our overall liquidity position and outlook. For instance, our accounts receivable has slowed while our suppliers continue to ask for pre-delivery deposits. We incurred net losses of $25,884,397 and $19,390,766 for the years ended December 31, 2020, and December 31, 2019, respectively. As of December 31, 2020, and December 31, 2019, we had an accumulated deficit of $108,383,108 and $82,498,711, respectively. The Company experienced negative operating cash flows of $12,257,732 and $8,732,451 in 2020 and 2019, respectively. Our cash balance was $678,332 as of December 31, 2020, and our accounts payable and accrued expenses were an aggregate $3,960,117. Additionally, all amounts payable related to outstanding debt agreements have been subsequently repaid.

Net cash provided by financing activities was $12,952,689 in 2020 compared to net cash provided of $9,320,217 in 2019. Cash flows provided by financing activities in 2020 were primarily due to proceeds from proceeds of common stock issuances of $4,891,348, proceeds from the issuance of common stock, prefunded warrants, warrants and the exchange of warrants of $5,057,919 and the exercise of warrants of $1,935,855. Already during the first quarter of 2021, we have received $31,077,232 in net proceeds from investors.

About Predictive Oncology Inc.

Predictive Oncology (NASDAQ: POAI) operates through three segments (Skyline, Helomics and Soluble Biotech), which contain four subsidiaries: Helomics, TumorGenesis, Skyline Medical and Soluble Biotech.

Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. TumorGenesis Inc. specializes in media that help cancer cells grow and retain their DNA/RNA and proteomic signatures, providing researchers with a tool to expand and study cancer cell types found in tumors of the blood and organ systems of all mammals, including humans. Skyline Medical markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement, and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. Soluble Biotech is a provider of soluble and stable formulations for proteins including vaccines, antibodies, large and small proteins, and protein complexes.

Forward-Looking Statements:

Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

PREDICTIVE ONCOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31, 2020	December 31, 2019
ASSETS
Current Assets:
Cash	$678,332	$150,831
Accounts Receivable	256,878	297,055
Inventories	289,535	190,156
Prepaid Expense and Other Assets	289,490	160,222
Total Current Assets	1,514,235	798,264

Fixed Assets, net	3,822,700	1,507,799
Intangibles, net	3,398,101	3,649,412
Lease Right-of-Use Assets	1,395,351	729,745
Other Long-Term Assets	116,257	-
Goodwill	2,813,792	15,690,290
Total Assets	$13,060,436	$22,375,510

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts Payable	$1,372,070	$3,155,641
Notes Payable – Net of Discounts of $244,830 and $350,426	4,431,925	4,795,800
Accrued Expenses and other liabilities	2,588,047	2,371,633
Derivative Liability	294,382	50,989
Deferred Revenue	53,028	40,384
Lease Liability – Net of Long-Term Portion	597,469	459,481
Total Current Liabilities	9,336,921	10,873,928

Other Long-Term Liabilities	235,705	-
Lease Liability, long-term portion	845,129	270,264
Total Liabilities	10,417,755	11,144,192
Stockholders’ Equity:
Preferred Stock, 20,000,000 authorized inclusive of designated below	-	-
Series B Convertible Preferred Stock, $.01 par value, 2,300,000 authorized, 79,246 and 79,246 shares outstanding	792	792
Series D Convertible Preferred Stock, $.01 par value, 3,500,000 authorized, 0 and 3,500,000 shares outstanding	-	35,000
Series E Convertible Preferred Stock, $.01 par value, 350 authorized, 0 and 258 shares outstanding	-	3
Common Stock, $.01 par value, 100,000,000 authorized, 19,804,787 and 4,056,652 outstanding	198,048	40,567
Additional Paid-in Capital	110,826,949	93,653,667
Accumulated Deficit	(108,383,108)	(82,498,711)
Total Stockholders' Equity	2,642,681	11,231,318

Total Liabilities and Stockholders' Equity	$13,060,436	$22,375,510

PREDICTIVE ONCOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF NET LOSS
(Unaudited)

	Year Ended December 31,
	2020	2019
Revenue	$1,252,272	$1,411,565
Cost of goods sold	447,192	531,810
Gross profit	805,080	879,755
General and administrative expense	10,351,973	9,781,218
Operations expense	2,351,709	2,960,131
Sales and marketing expense	584,937	1,912,899
Loss on goodwill impairment	12,876,498	8,100,000
Loss on intangible impairment	-	770,250
Total operating loss	(25,360,037)	(22,644,743)
Gain on revaluation of cash advances to Helomics	-	1,222,244
Other income	843,440	65,300
Other expense	(2,427,026)	(3,466,696)
Loss on early extinguishment of debt	(1,996,681)	(513,250)
Gain on derivative instruments	1,765,907	221,756
Gain on notes receivables associated with asset purchase	1,290,000	-
Loss on equity method investment	-	(439,637)
Gain on revaluation of equity method investment	-	6,164,260
Net loss	$(25,884,397)	$(19,390,766)
Deemed dividend on Series E Convertible Preferred Stock	554,287	289,935
Net loss attributable to common shareholders	$(26,438,684)	$(19,680,701)

Loss per common share - basic and diluted	$(2.21)	$(6.86)

Weighted average shares used in computation - basic and diluted	11,950,154	2,870,132